Exhibit 99.1

DZS Files Q2 2024 Financial Results
DALLAS, Texas, USA, September 3, 2024 – DZS (OTC: DZSI), a developer of Networking and Connectivity solutions enabling broadband everywhere, today announced it has filed Q2 2024 financial results.
“The second quarter of 2024 represented a defining period for DZS,” said Charlie Vogt, President and CEO, DZS. “Foremost, we are now current with all restated and delayed Form 10-Q and 10-K filings with the SEC through Q2 2024. From a sales and financial performance perspective, we continue to make progress with our key priorities of 1) creating high-quality, differentiated broadband access solutions for our valued customers, 2) delivering product on-time, 3) optimizing our cost structure and 4) monetizing $75 million of paid inventory. The divestiture of our Asia business in April of this year has enabled us to focus on the North America, Europe, Middle East, Africa, Australia and New Zealand regions and is expected to improve our gross margin. Our acquisition of NetComm in June is expected to be an accretive transaction. We are already experiencing positive cross-selling sales synergy, and we expect the second half of 2024 and 2025 to yield positive sales and inventory conversion results. On Thursday, Sept. 5th at 10:00 a.m. CDT, we will provide a fulsome report that will give customers, suppliers, investors and employees insights relative to what has been accomplished over the past 15 months and our outlook for the future.”
Q2 and 1H 2024 Financial Highlights (Year-over-year comparable is net of Asia business, which was divested in April 2024 and is now considered discontinued operations.)
•Orders of $38 million compared to $36 million in Q2 2023, an increase of 6%, and $67 million in 1H 2024 compared to $72 million in 1H 2023, a decrease of 7%
•Revenue of $31 million compared to $31 million in Q2 2023, and $59 million in 1H 2024 compared to $75 million in 1H 2023, a decrease of $21%
•GAAP gross margin of 33.6% compared to 32.7% in Q2 2023, and 39.2% in 1H 2024 compared to 36.3% in 1H 2023
•Non-GAAP gross margin1 of 34.5% compared to 36.2% in Q2 2023, and 39.8% in 1H 2024 compared to 38.1% in 1H 2023
•GAAP operating expenses of $28 million compared to $31 million in Q2 2023, and $51 in 1H 2024 million compared to $66 million in 1H 2023
•Non-GAAP operating expenses1 of $18 million compared to $24 million in Q2 2023, and $35 million in 1H 2024 compared to $48 million in 1H 2023, a decrease of 27%
•Net income: $23 million GAAP and $(11) million adjusted non-GAAP1 in Q2 2024, and $9 million GAAP and $(14) million adjusted non-GAAP1 in 1H 2024 Adjusted EBITDA1 loss of $(7) million compared to $(13) million in Q2 2023, and loss of $(11) million in 1H 2024 compared to loss of $(20) million in 1H 2023
•Diluted Net EPS of $.61 on a GAAP basis compared to $(.72) in Q2 2023, and $.25 on a GAAP basis in 1H 2024 compared to $(1.37) in 1H 2023
•Non-GAAP EPS loss1 of $(.28) compared to $(.35) in Q2 2023, and $(.39) in 1H 2024 compared to $(.53) in 1H 2023
•Cash balance of $8 million at the end of Q2 2024
•Paid inventory of $75 million at the end of Q2 2024
(1) Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables in this earnings press release.

“As Charlie mentioned, during our earnings call later this week we will share in more detail the various changes and enhancements that have occurred since our last earnings call in early 2023,” said Misty Kawecki, CFO, DZS. “Our priority throughout the restatement and delayed reporting process has been thoroughness. While we are disappointed with the length of time it took to complete this process, including the cost, this chapter is now behind us. While we will learn from the past, our focus is looking forward. Despite the softness in capital spending by service providers, especially during the 2H 2023 and 1H 2024, we improved profitability with favorable gross margin and optimized our cost structure by 29% year-over-year. We remain laser-focused on the conversion of approximately $150 million of scheduled backlog, converting our numerous active trials to orders, cultivating a robust sales pipeline and converting $75 million of paid inventory to cash.”
As previously disclosed, DZS will host an earnings call to discuss restated results, which will include all of 2022, 2023, the financial results for the first and second quarters of 2024, and the divestiture of its Asia business along with its recent acquisition of NetComm.
Conference Call Details:
Date: Thursday, September 5, 2024
Time: 11:00 a.m. EDT
Participant Toll-Free: (800) 715-9871
Conference ID: 3713874
Webcast: https://edge.media-server.com/mmc/p/55un3fjz
About DZS
DZS Inc. (OTC: DZSI) a developer of Networking and Connectivity solutions enabling broadband everywhere.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

Non-GAAP Measures
To supplement DZS’s consolidated financial statements presented in accordance with GAAP, DZS reports Adjusted Cost of Revenue, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Operating Income (Loss), Adjusted Net Income (including on a per share basis), EBITDA, and Adjusted EBITDA, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, DZS’s past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific items that DZS believes are not indicative of core operating results. These items share one or more of the following characteristics: they are unusual and DZS does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company’s control. Further, each of these non-GAAP measures of operating performance are used by management, as well as industry analysts, to evaluate operations and operating performance and are widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate these metrics differently than DZS does. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.
DZS defines Adjusted Cost of Revenue as GAAP Cost of Revenue less (i) depreciation and amortization, (ii) stock-based compensation, (iii) restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, and (iv) the impact of material transactions or events that we believe are not indicative of our core product cost and are not expected to be recurring in nature. We believe Adjusted Cost of Revenue provides the investor more accurate information regarding the actual cost of our products and services, excluding the impact of costs of revenue that are not routine components of our core product cost, for better comparability of our costs of revenue between periods and to other companies.
DZS defines Adjusted Gross Margin as GAAP Gross Margin less (i) depreciation and amortization, (ii) stock-based compensation, (iii) restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, and (iv) the impact of material transactions or events that we believe are not indicative of our core operating performance and are not expected to be recurring in nature. We believe Adjusted Gross Margin provides the investor more accurate information regarding our core profit margin on sales, excluding the impact of cost of revenue that are not routine components of our core product cost, for better comparability of gross margin between periods and to other companies.
DZS defines Adjusted Operating Expenses as GAAP operating expenses plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature. We believe Adjusted Operating Expenses provides the investor more accurate information regarding our core operating expenses, which include research and development costs, selling, general and administrative costs, and amortization of intangible assets, excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.
DZS defines EBITDA as Net Income (Loss) plus or minus (as applicable) (i) interest expense, net, (ii) income tax provision (benefit), and (iii) depreciation and amortization expense.

DZS defines Adjusted Operating Income (Loss), or Adjusted EBITDA, as GAAP Operating Income (Loss) plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature. We believe Adjusted Operating Income (Loss) provides the investor more accurate information regarding our core operating Income (Loss), excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies. The DZS definition of Adjusted Operating Income (Loss) equates to the DZS definition of Adjusted EBITDA.
DZS defines Non-GAAP Net Income (Loss) as GAAP Net Income plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, restructuring and other charges, including termination related benefits and restructuring charges, including freight charges and other elevated inventory related costs directly related to the transition to a contract manufacturer, headquarters and facilities relocation, executive transition, bad debt expense primarily related to a large customer in India, restatement related costs, and legal costs related to certain litigation, each of which is not expected to be recurring in nature, (iv) unrealized foreign exchange gains and losses, (v) a non-GAAP income tax benefit (provision) based on an estimated tax rate applied against forecasted annual non-GAAP income and (vi) i the tax effect of non-GAAP adjustments to Adjusted Net Income and Adjusted EPS. DZS determines non-GAAP income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. For 2023, the non-GAAP income tax rate was 18.1% and for 2022 the rate was 20.8%. DZS expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities. DZS believes Non-GAAP Net Income (Loss) provides the investor more accurate information regarding our core income, excluding the impact of charges that are not routine components of our core product cost or core operating expenses, for better comparability between periods and to other companies.
For further information see: www.DZSi.com
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/
Investor Inquiries:
Geoff Burke, SVP Marketing
Email: IR@dzsi.com

Financial Statements
DZS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) from Continuing Operations
(In thousands, except per share data)

	For the Quarters Ended
	2Q24	1Q24	2Q23
Net revenue	$31,066	$27,667	$30,623
Cost of revenue	20,627	15,054	20,603
Gross profit	10,439	12,613	10,020
Operating expenses:
Research and product development	7,424	7,034	9,874
Selling, marketing, general and administrative	19,035	14,993	18,804
Restructuring and other charges	(44)	288	594
Impairment of long-lived assets	—	—	499
Amortization of intangible assets	1,190	1,190	1,321
Total operating expenses	27,605	23,505	31,092
Operating loss	(17,166)	(10,892)	(21,072)
Interest expense, net	(1,405)	(1,213)	(882)
Bargain purchase gain	41,544	—	—
Other income (expense), net	(230)	(324)	(146)
Income (loss) before income taxes	22,743	(12,429)	(22,100)
Income tax provision (benefit)	(330)	1,106	504
Net income (loss)	23,073	(13,535)	(22,604)

Earnings (loss) per share
Basic	$0.61	$(0.36)	$(0.72)
Diluted	$0.61	$(0.36)	$(0.72)
Weighted average shares outstanding
Basic	37,659	37,399	31,222
Diluted	38,035	37,399	31,222

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$23,073	$(13,535)	$(22,604)
Interest expense, net	1,405	1,213	882
Income tax provision (benefit)	(330)	1,106	504
Depreciation and amortization	1,604	1,573	1,747
EBITDA	$25,752	$(9,643)	$(19,471)
Stock-based compensation	2,310	2,132	3,851
Acquisition costs	858	52	228
Litigation and restatement	4,750	2,666	246
Amortization of capitalized costs	303	303	306
Bad debt expense, net of recoveries	—	—	260
Bargain purchase gain	(41,544)	—	—
Long lived assets impairment	—	—	499
Restructuring and other charges	74	288	1,151
Other expense, net	230	324	146
Adjusted EBITDA	$(7,267)	$(3,878)	$(12,784)

Financial Statements
DZS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) from Continuing Operations
(In thousands, except per share data)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$8,137	$15,102
Accounts receivable - trade, net	40,162	44,816
Other receivables	691	452
Inventories	80,149	33,113
Contract assets	786	825
Prepaid expenses and other current assets	8,026	7,685
Current assets held for sale	—	94,375
Total current assets	137,951	196,368
Property, plant and equipment, net	3,275	3,108
Right-of-use assets from operating leases	4,581	3,661
Intangible assets, net	27,906	25,065
Other assets	11,680	13,371
Non-current assets held for sale	—	7,808
Total assets	$185,393	$249,381
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$49,059	$46,003
Contract liabilities	13,540	14,945
Operating lease liabilities	2,752	2,732
Accrued and other liabilities	27,710	32,704
Current liabilities held for sale	—	69,427
Total current liabilities	93,061	165,811
Long-term debt	15,674	7,308
Contract liabilities - non-current	2,381	2,834
Operating lease liabilities - non-current	3,819	3,994
Pension liabilities	10,987	11,504
Other long-term liabilities	2,890	1,797
Non-current liabilities held for sale	—	33,574
Total liabilities	128,812	226,822
Stockholders’ equity:
Common stock	36	31
Additional paid-in capital	315,308	294,863
Accumulated other comprehensive loss	1,709	(8,447)
Accumulated deficit	(260,472)	(263,888)
Total stockholders’ equity	$56,581	22,559
Total liabilities and stockholders’ equity	$185,393	$249,381

Financial Statements

DZS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Results from Continuing Operations
($ in thousands, except per share data)

Set forth below are reconciliations of Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Operating Expenses, Non-GAAP Operating Income (Loss) (also referred to as Adjusted EBITDA), Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Diluted Share to GAAP Cost of Revenue, Gross Profit, Operating Expenses, Operating Income (Loss), Net Income (Loss), and Net Income (Loss) per Diluted Share, respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures.

	Three Months Ended June 30, 2024 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$20,627	$10,439	33.6%	$27,605	$(17,166)	$23,073	$0.61
Adjustments to GAAP amounts:
Depreciation and amortization	(71)	71	0.2%	(1,533)	1,604	1,604	0.04
Stock-based compensation	(87)	87	0.3%	(2,223)	2,310	2,310	0.06
Restructuring and other charges	(118)	118	0.4%	44	74	74	—
Acquisition costs				(858)	858	858	0.02
Litigation and restatement				(4,750)	4,750	4,750	0.12
Amortization of capitalized costs				(303)	303	303	0.01
Bargain purchase gain						(41,544)	(1.09)
Unrealized foreign exchange (gains) losses						236	0.01
Non-GAAP adjustments to tax rate						(2,145)	(0.06)
Tax effect on Non-GAAP adjustments						(88)	—
Adjusted (Non-GAAP) amount	$20,351	$10,715	34.5%	$17,982	$(7,267)	$(10,569)	$(0.28)

	Three Months Ended June 30, 2023 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$20,603	$10,020	32.7%	$31,092	$(21,072)	$(22,604)	$(0.72)
Adjustments to GAAP amounts:
Depreciation and amortization	(83)	83	0.3%	(1,664)	1,747	1,747	0.06
Stock-based compensation	(433)	433	1.4%	(3,418)	3,851	3,851	0.12
Restructuring and other charges	(557)	557	1.8%	(594)	1,151	1,151	0.04
Acquisition costs				(228)	228	228	0.01
Litigation and restatement				(246)	246	246	0.01
Amortization of capitalized costs				(306)	306	306	0.01
Bad debt expense, net of recoveries				(260)	260	260	0.01
Long lived assets impairment				(499)	499	499	0.01
Unrealized foreign exchange (gains) losses						62	—
Non-GAAP adjustments to tax rate						4,910	0.15
Tax effect on Non-GAAP adjustments						(1,676)	(0.05)
Adjusted (Non-GAAP) amount	$19,530	$11,093	36.2%	$23,877	$(12,784)	$(11,020)	$(0.35)

	Six Months Ended June 30, 2024 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$35,681	$23,052	39.2%	$51,110	$(28,058)	$9,538	$0.25
Adjustments to GAAP amounts:
Depreciation and amortization	(142)	142	0.2%	(3,035)	3,177	3,177	0.08
Stock-based compensation	(76)	76	0.1%	(4,366)	4,442	4,442	0.12
Restructuring and other charges	(118)	118	0.2%	(244)	362	362	0.01
Acquisition costs				(910)	910	910	0.02
Litigation and restatement				(7,416)	7,416	7,416	0.20
Amortization of capitalized costs				(606)	606	606	0.02
Bargain purchase gain						(41,544)	(1.10)
Unrealized foreign exchange (gains) losses						561	0.01
Non-GAAP adjustments to tax rate						1,374	0.04
Tax effect on Non-GAAP adjustments						(1,396)	(0.04)
Adjusted (Non-GAAP) amount	$35,345	$23,388	39.8%	$34,533	$(11,145)	$(14,554)	$(0.39)

	Six Months Ended June 30, 2023 - Continuing Operations
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$47,805	$27,185	36.3%	$65,695	$(38,510)	$(42,639)	$(1.37)
Adjustments to GAAP amounts:
Depreciation and amortization	(187)	187	0.2%	(3,314)	3,501	3,501	0.11
Stock-based compensation	(626)	626	0.8%	(7,143)	7,769	7,769	0.25
Restructuring and other charges	(557)	557	0.7%	(4,746)	5,303	5,303	0.17
Acquisition costs				(335)	335	335	0.01
Executive transition				2	(2)	(2)	—
Litigation and restatement				(476)	476	476	0.01
Amortization of capitalized costs				(527)	527	527	0.02
Bad debt expense, net of recoveries				(260)	260	260	0.01
Long lived assets impairment				(499)	499	499	0.02
Unrealized foreign exchange (gains) losses						189	0.01
Non-GAAP adjustments to tax rate						10,678	0.34
Tax effect on Non-GAAP adjustments						(3,415)	(0.11)
Adjusted (Non-GAAP) amount	$46,435	$28,555	38.1%	$48,397	$(19,842)	$(16,519)	$(0.53)